Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President & CEO
1515 Arapahoe Street		Nancy Buese, CFO
Tower 2, Suite 700		Andy Schroeder, VP Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482 Fax: (303) 290-8769
	E-mail:	investorrelations@markwest.com
	Website:	www.markwest.com

MARKWEST HYDROCARBON ANNOUNCES END OF “GO-SHOP” PERIOD

WITH NO PARTIES DESIGNATED AS EXCLUDED PARTIES

                DENVER, CO — October 8, 2007 — The board of directors of MarkWest Hydrocarbon, Inc. (AMEX: MWP) (the “Company”) announced today that the “go-shop” process conducted on the Company’s behalf by Merrill Lynch & Co., the independent financial advisor to the deal committee of the Company’s board of directors, has ended.  During the “go-shop” process, Merrill Lynch & Co. held a variety of discussions with more than a dozen potential transaction partners and no proposal was received that constitutes, or could reasonably be expected to lead to, a proposal superior to that contemplated by the Agreement and Plan of Redemption and Merger, announced September 5, 2007, among the Company, MarkWest Energy Partners, L.P. and MWEP, L.L.C.  As a result, no parties are designated as excluded parties under the process.

                Under the terms of the redemption and merger agreement, the Company had the right to solicit and negotiate alternative proposals for a 30-day period following the date of the redemption and merger agreement.  With the expiration of the “go-shop” period and in the absence of excluded parties, the Company is continuing to work with MarkWest Energy Partners to complete the redemption and merger in a timely manner, subject to the receipt of stockholder and unitholder approvals and required regulatory approvals, as well as satisfaction of other customary closing conditions.

###

                MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (NYSE: MWE). It also markets natural gas and NGLs.

                MarkWest Energy Partners and MarkWest Hydrocarbon will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the “SEC”) in relation to this transaction. Investors and security holders are urged to read these documents carefully when they become available because they will contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the transaction. A definitive joint proxy statement/prospectus will be sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the redemption and merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities’ investor relations department at (866) 858-0482, or by accessing their website at www.markwest.com.

                MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

                This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

                This press release includes “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the Annual Report on Form 10-K/A for the year ended December 31, 2006, for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement.